Exhibit 10.2
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Employment Agreement, previously entered into and dated as of November 21, 2021, (the “Employment Agreement”) by and between Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and Taylor Greenwald, an individual (the “Executive”), is made and entered into this 9th day of August, 2022.
WHEREAS, as mutually agreed between the Company the Executive, the Executive will be taking an unpaid leave of absence from his role as the Company’s Chief Financial Officer during the 60-day period beginning on August 12, 2022 (the “Leave Start Date”) through and ending on October 10, 2022 or such later date as mutually agreed by the Company and the Executive in writing (the “Leave of Absence Period”);
WHEREAS, pursuant to Section 11(b) of the Employment Agreement, the Employment Agreement may be amended by written consent of the Company and the Executive; and
WHEREAS, the Company and the Executive wish to amend the Employment Agreement as set forth below.
NOW THEREFORE, in consideration of the promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.Amendment: Effective as of the date of this Amendment, Subsection 10(t)(iii) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
“(iii) [Reserved]; and”
2.Vesting. Notwithstanding anything to the contrary contained in the Employment Agreement (as amended by this Amendment) or in any stock option agreement or stock purchase agreement between the Executive and the Company (collectively, the “Equity Agreements”), the Company and the Executive agree and acknowledge that the vesting of any outstanding equity awards granted by the Company and held by the Executive (the “Executive Awards”) shall pause on the Leave Start Date, such that the Executive shall not receive vesting credit during the Leave of Absence Period. The Executive Awards shall continue to vest pursuant to the terms of the Equity Agreements upon the expiration of the Leave of Absence Period, subject to Section 3 of this Amendment.
3.Leave of Absence. Notwithstanding anything to the contrary contained in the Employment Agreement (as amended by this Amendment), the Executive will remain an employee of the Company in good standing during the Leave of Absence Period; provided that the Executive will not be paid any salary or other compensation during the Leave of Absence Period. If the Executive does not return to his position as the Company’s Chief Financial Officer on a full-time basis prior to the expiration of the Leave of Absence Period, then the Company and the Executive agree and acknowledge that (a) the Executive’s employment shall terminate effective immediately upon the expiration of the Leave of Absence Period, (b) the Executive Awards shall not vest with respect to any unvested portion of such awards following the Leave Start Date, and (c) the Company shall not be obligated to pay or provide the Executive any termination or severance benefits pursuant to Section 6 of the Employment Agreement or otherwise.
4.Except for the modifications set forth in this Amendment, the Employment Agreement and the Equity Agreements shall continue in full force and effect. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Employment Agreement. This Amendment shall be modified or changed only in accordance with the terms of the Employment Agreement as they relate to amendments thereof.
5.This Amendment shall be governed by and construed under the laws of the State of New Jersey (except their provisions governing the choice of law).
6.If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
7.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment may be executed by electronic or facsimile signature which shall be considered originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date recited above.
    COMPANY:
    Synchronoss Technologies, Inc.

    By:
    Name:
    Title:

    EXECUTIVE:

    By:
    Name: Taylor Greenwald